Exhibit 99.1

Lument Finance Trust, Inc. Announces Transferable Rights Offering

NEW YORK, January 7, 2022 /PRNewswire/ — Lument Finance Trust, Inc. (NYSE: LFT) (“we,” “us,” “our,” “LFT” or the “Company”) announced today that its Board of Directors has approved the terms of a transferable rights offering to purchase shares of its common stock. Wells Fargo Securities, LLC and JMP Securities, A Citizens Company, will act as Dealer Managers for the offering.

“We expect this offering to be a transformative equity raise event that will provide us with the growth capital necessary to further our objectives of achieving appropriate operating scale and expanding our capacity to make investments in target assets,” said James Flynn, Chief Executive Officer of LFT. “As a result of the offering, we anticipate that our general and administrative expenses, as a percentage of stockholders’ equity, will decrease. We also believe this transaction will increase the liquidity and trading volume of our common stock.”

Mr. Flynn also noted, “We structured this equity raise as a rights offering to allow existing stockholders an opportunity to participate meaningfully in our growth by subscribing to purchase additional shares of our common stock at a discount to the market price and avoid ownership dilution. An affiliate of our manager has indicated that it intends to provide meaningful support for the offering by exercising its over-subscription privilege and making a total investment of up to $40.0 million. In addition, Hunt Companies Equity Holdings, LLC expects to exercise its over-subscription privilege and all of our directors and executive officers intend to exercise in full their rights.”

“We continue to believe the Company’s investment strategy is well-positioned in the current environment and we expect to continue to differentiate ourselves from our peers by leveraging the breadth and expertise of our manager’s platform to create long-term value for our stockholders,” said Mr. Flynn.

The Company will issue to stockholders of record as of 5:00 p.m., New York City time, on January 18, 2022, transferable rights to subscribe for an aggregate of up to 37,421,825 shares of the Company’s common stock. Each record date stockholder will be issued 1.5 transferable rights for each outstanding share of the Company’s common stock owned on the record date. The rights entitle the holders to purchase one new share of common stock for every right held (the “Primary Subscription”). The Company intends to apply to list the rights on the New York Stock Exchange under the symbol “LFTRT” with trading anticipated to begin on or around January 19, 2022. Rights may be exercised at any time during the subscription period, which commences on January 19, 2022, and ends at 5:00 p.m., New York City time, on February 11, 2022 (the “Expiration Date”). Record date stockholders who fully exercise all rights issued to them are entitled to subscribe for additional shares of the Company’s common stock that were not subscribed for by other holders in the Primary Subscription, on the terms and subject to the conditions set forth in the prospectus supplement for the offering, including as to proration. In addition, any rights holders who were not record date stockholders who exercise rights are entitled to subscribe for such additional shares that are not otherwise subscribed for by record date stockholders pursuant to their over-subscription privilege, on the terms and subject to the conditions set forth in the prospectus for the offering, including as to proration. These over-subscription privileges are referred to as the “Over-Subscription Privilege”.

OREC Investment Holdings, LLC, an affiliate of our manager, OREC Investment Management, LLC doing business as Lument Investment Management, has indicated that it intends to exercise its Over-Subscription Privilege and make a total investment of up to $40.0 million in shares of the Company’s common stock in the rights offering. Any over-subscription by OREC Investment Holdings, LLC will be effected only after the pro rata allocation of shares to (1) record date holders who fully exercise all rights issued to them and (2) any non-record date rights holder who exercises rights. In connection with this offering, the Company’s board of directors intends to grant OREC Investment Holdings LLC an exemption to the 9.8% ownership limit in order to permit OREC Investment Holdings LLC to own more than 9.8% of the Company’s common stock.

The subscription price per share will equal 92.5% of the volume-weighted average of the sales prices of our shares of common stock on the NYSE for the five consecutive trading days ending on the expiration of the offering; provided the subscription price per share will be no less than $3.06, which equals 70% of the book value per share of our common stock as of September 30, 2021. Because the subscription price will be determined on the expiration date, rights holders will generally not know the subscription price at the time of exercise and will be required initially to pay for both the shares subscribed for pursuant to their primary subscription rights and, if eligible, any additional shares subscribed for pursuant to the over-subscription privilege at the estimated subscription price of $3.58 per share. Rights holders who exercise their rights will have no right to rescind their subscriptions after receipt of their completed subscription certificates together with payment for shares or a notice of guaranteed delivery by the subscription agent. The Company has the ability to terminate the dealer manager agreement and terminate the offering with the consent of the dealer managers if, in the Company’s judgement (upon consultation with the dealer managers), it is inadvisable to proceed with the offering. If the rights offering is terminated, all rights will expire without value, and no amounts paid to acquire rights on the NYSE or otherwise would be returned.

IMPORTANT DATES*
Record Date	January 18, 2022
Subscription Period	from January 19, 2022 to February 11, 2022
Rights expected to begin trading on NYSE	January 19, 2022
Last day it is expected that rights can be traded	February 10, 2022
Expiration Date	February 11, 2022 at 5:00 p.m. New York City Time
Deadline for Delivery of Subscription Certificates and Payment for Shares	February 11, 2022 at 5:00 p.m. New York City Time
Deadline for Delivery of Notice of Guaranteed Delivery	February 11, 2022 at 5:00 p.m. New York City Time
Final Payment for Over-subscription Shares	February 22, 2022

* All end dates subject to extension if the Company extends the Expiration Date.

The Company intends to use the net proceeds from the sale of shares of its common stock underlying the rights primarily to add to its general corporate funds, which the Company may use for new investments in its target assets in accordance with its investment strategy in place at such time or for other general corporate purposes.

A copy of the prospectus supplement for the offering and the accompanying prospectus may be obtained from Alliance Advisors, the Information Agent, by calling (toll-free) at (833) 786-6491, by e-mail at LFT@allianceadvisors.com or by mail at Alliance Advisors, 200 Broadacres Drive, 3rd Floor, Bloomfield, New Jersey 07003.

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

ABOUT LUMENT FINANCE TRUST, INC.

Lument Finance Trust, Inc. is a Maryland corporation focused on investing in, financing and managing a portfolio of commercial real estate debt investments. The Company primarily invests in transitional floating rate commercial mortgage loans with an emphasis on middle-market multi-family assets. LFT is externally managed and advised by OREC Investment Management, LLC d/b/a Lument Investment Management, a Delaware limited liability company.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Lument Finance Trust, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations Contact:
Charles Duddy
Managing Director
(646) 248-0174 | charles.duddy@lument.com

Media Contact:
Michael Ratliff
Director
(212) 588-2163 | michael.ratliff@lument.com